Exhibit 99.1

SunCoke Energy, Inc. Announces Election of Karen B. Peetz,

John W. Rowe and James E. Sweetnam to its Board of Directors

LISLE, IL — (BUSINESS WIRE) — January 9, 2012 — SunCoke Energy, Inc. (NYSE: SXC) announced today that Karen B. Peetz, John W. Rowe and James E. Sweetnam have been elected to its board of directors. Ms. Peetz, 56, is vice chairman of the Bank of New York Mellon Corporation and a well-regarded financial services industry expert. Mr. Rowe, 66, is chairman and chief executive officer of Exelon Corporation and a recognized leader in the utility industry. Mr. Sweetnam, 59, most recently the president and chief executive officer and director of Dana Holding Corporation, is a highly experienced international operating executive.

In addition, in connection with the previously announced spinoff of SunCoke from Sunoco, Sunoco Directors Stacy L. Fox; Michael J. Hennigan, Brian P. MacDonald, Charmian Uy and Dennis Zeleny will resign from the board effective January 17, 2012 – the planned distribution date of the special dividend to Sunoco shareholders of the remaining SunCoke Energy common stock owned by Sunoco.

“We are pleased that Karen, Jim and John have joined the SunCoke Energy board of directors. They are extremely qualified directors whose diverse experience will be an asset to SunCoke Energy and our shareholders,” said Frederick A. “Fritz” Henderson, chairman and chief executive officer of SunCoke Energy, Inc. “Their expertise will complement that of our existing board as we seek to maximize returns for our shareholders and continue to deliver value for our customers.”

“We also thank Stacy, Mike, Brian, Charmian and Dennis for their many contributions to the company over the years,” said Henderson. “They have played an invaluable role in helping SunCoke become an independent, standalone company, strongly positioned to grow our business domestically and internationally over the long-term.”

The three appointments and planned resignations bring the total number of directors on SunCoke’s board to seven.

ABOUT SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of metallurgical coke in the Americas, with more than 45 years of experience supplying coke to the integrated steel industry. Our advanced, heat recovery cokemaking process produces high-quality coke for use in steelmaking, captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our cokemaking facilities are located in Virginia, Indiana, Ohio, Illinois and Vitoria, Brazil, and our coal mining operations, which have more than 100 million tons of proven and probable reserves, are located in Virginia and West Virginia. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

BIOS FOR NEWLY ELECTED SUNCOKE ENERGY DIRECTORS

Karen B. Peetz is a Vice Chairman with responsibility for the Financial Markets and Treasury Services group at The Bank of New York Mellon Corporation (“BNY Mellon”) (a global financial services company). She has served in that role since June 2008. From March 1998 until May 2008, Ms. Peetz served in senior management positions at BNY Mellon, most recently as Executive Vice President of the Corporate Trust Division from May 2003 until May 2008. Before joining BNY Mellon, Ms. Peetz spent sixteen years with JPMorgan Chase (a global financial services company) in a variety of sales and business management positions.

James E. “Jim” Sweetnam served as President, Chief Executive Officer and a director of Dana Holding Corporation (“Dana”) (a motor vehicle parts supplier) from July 2009 until November 2010. From 1997 until June 2009, Mr. Sweetnam served in senior management positions at Eaton Corporation (“Eaton”) (a global diversified power management company), mostly recently as President, Truck Group from 2001 until June 2009. Prior to joining Eaton, Mr. Sweetnam spent ten years with Cummins Engine Company (an engine manufacturer and distributor) in a variety of senior management positions. From February 2007 until its acquisition by Berkshire Hathaway Inc. in September 2011, Mr. Sweetnam served as a director of Lubrizol Corporation (a specialty chemicals company) and as a member of its Audit Committee, its Nominating and Governance Committee and its Organization and Compensation Committee.

John W. Rowe is Chairman, Chief Executive Officer and a director of Exelon Corporation (“Exelon”) (an electric utility company), and a director of Commonwealth Edison Company and PECO Energy Company, both subsidiaries of Exelon. He has served as a director and Chief Executive Officer or Co-Chief Executive Officer of Exelon since its formation in October 2000. He has served as Chairman and Chief Executive Officer of Exelon since April 2002. At various times since 2000 he has also held the title of President of Exelon. As previously announced by Exelon, upon the closing of the proposed merger of Exelon with Constellation Energy Group, Inc., Mr. Rowe will retire. He previously served as Chairman, President and Chief Executive Officer of Unicom Corporation and Commonwealth Edison Company from March 1998 until October 2000. Mr. Rowe is a director of Northern Trust Corporation (an international financial services company), where he serves as Lead Director, Chair of its Corporate Governance Committee and as a member of its Compensation and Benefits Committee and its Executive Committee. Effective December 31, 2011, Mr. Rowe retired as a director of Sunoco (a petroleum refiner and chemicals manufacturer with interests in logistics) and as Chair of its Corporate Responsibility Committee and as a member of its Compensation Committee and its Executive Committee.

BIOS FOR EXISTING SUNCOKE ENERGY DIRECTORS

Frederick A. “Fritz” Henderson was elected as Chairman and Chief Executive Officer of SunCoke Energy, Inc. in December 2010. He also served as a Senior Vice President of Sunoco from September 2010 until the IPO. From February 2010 until September 2010, he was a consultant for General Motors LLC, and from March 2010 until August 2010, he was a consultant for AlixPartners LLC. He was President and Chief Executive Officer of General Motors from April 2009 until December 2009. He was President and Chief Operating Officer of General Motors from March 2008 until March 2009. He was Vice Chairman and Chief Financial Officer of General Motors from January 2006 until February 2008. He was Chairman of General Motors Europe from June 2004 until December 2005. Mr. Henderson is a Trustee of the Alfred P. Sloan Foundation. Mr. Henderson also serves on the board of directors of Compuware Corp., where he serves as Chairperson of its Audit Committee.

Alvin “Al” Bledsoe was elected a director of SunCoke Energy, Inc. in June 2011. Since October 2010, Mr. Bledsoe has been a member of the Board of Directors of Crestwood Midstream Partners L.P. From January 2007 to October 2010, he was a member of the Board of Directors of Quicksilver Gas Services LLP, and from May 2007 to August 2010, Mr. Bledsoe also served as a member of the Archuelta County Colorado Financial Advisory Task Force. From 1972 until his retirement from the firm in 2005, Mr. Bledsoe served in various senior roles at PricewaterhouseCoopers LLP, a leading international accounting firm.

Robert J. Darnall was elected as a director of SunCoke Energy, Inc. in June 2011. Mr. Darnall served as an independent director of United States Steel Corporation from 2001 until 2010, and of Sunoco, Inc. from 2000 until 2010. Mr. Darnall served in senior management positions at Inland Steel Industries, Inc., including as Chairman of the Board and Chief Executive Officer, (a carbon steel manufacturer and processor/distributor of industrial materials) and Ispat International N.V., including as President and CEO of Ispat North America, Inc. (a carbon steel manufacturer). Mr. Darnall is also a former independent director of Cummins Inc. and Pactiv Corporation. He also serves on the board of trustees of the Glenwood School for Boys and Girls, the Museum of Science and Industry and Rush University Medical Center.

Peter B. Hamilton was elected as a director of SunCoke Energy, Inc. in June 2011. Mr. Hamilton has served as the Senior Vice President and Chief Financial Officer of Brunswick Corporation since September 2008. He returned to Brunswick in September 2008 after retiring from the company in 2007. He was

President, Life Fitness division of Brunswick from 2005 to 2006, and President, Brunswick Boat Group from 2006 to 2007. He also served as Vice Chairman of the Board of Brunswick from 2000 until his retirement in 2007.